UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2005

Bowne & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-05842	13-2618477
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

345 Hudson Street, New York, New York		10014
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-924-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 25, 2005, Bowne & Co., Inc. (the "Company") entered into a lease agreement (the "Lease") with New Water Street Corp.(the "Landlord") for approximately 203,669 square feet of office space at 55 Water Street, New York, New York. The Lease is scheduled to commence January 1, 2006 for a portion of the space and on January 15, 2006 for the remainder of the space. A portion of the space will serve as the Company's corporate headquarters. The Company will be relocating to such space its offices including its corporate headquarters located at 345 Hudson Street, New York, New York in connection with the end of the term of such lease scheduled for March 31, 2006.

The initial term of the Lease is 20 years. The Company has an option to extend the Lease for 10 years at fair market value. The rent commencement date will begin after a period following the Landlord's substantial completion of certain improvements to the space. The base rent is as follows: years 0-5 $5,763,697 per annum; years 6-10 $6,371,731 per annum; years 11-15 $6,979,765 per annum; and years 16-20 $7,587,799 per annum.

In addition to base rent, the Company will be responsible for certain costs and charges specified in the Lease, including certain operating expenses, real estate taxes and utility expenses. The Landlord will provide a turn-key build out in accordance with the Company's specifications. Costs of construction in excess of $9,391,842.50 must be paid by the Company.

Pursuant to the terms of the Lease, the Company is required to deliver to the Landlord a letter of credit (the "Security Deposit") in the amount of $9,391,842.50 to secure the Company's performance of its obligations under the Lease. Provided no event of default has occurred and is continuing, the amount of the Security Deposit shall be reduced in equal amounts annually until the tenth anniversary of the base rent commencement date at which point the Company shall have no further obligation to post the Security Deposit. The Security Deposit obligation shall also be terminated if the entire amount of the Company's 5% Convertible Subordinated Debentures due October 1, 2033 are converted into stock of the Company, or repaid and refinanced on certain specified terms, or remain outstanding beyond October 1, 2008.

The foregoing is a summary description of certain terms of the Lease. It is qualified in its entirety by the text of the Lease attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowne & Co., Inc.

February 28, 2005	By:	Scott L. Spitzer

Name: Scott L. Spitzer
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Lease Agreement dated February 25, 2005